UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005


                           NewMarket Technology Inc.
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             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

     On February 28, 2005, Defense Technology Systems, Inc. ("DFTS"), signed a definitive agreement with NewMarket Technology, Inc. ("NMKT") to acquire NMKT's majority interest in Digital Computer Integration Corporation which will result in the issuance of two additional classes of preferred stock. A copy of the Agreement and the Certificates of Designation are attached hereto as Exhibits
10.1 - 10.3 and are incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

None

(b)  Pro forma financial statements.

None

(c) Exhibits. These exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601), or Item 601 of Regulation S-B (17 CFR 228.601) and Instruction B.2 to this form.

Exhibit
No.       Description
-------   ---------------------------------------------------------------

10.1  *   DCI Acquisition Agreement

10.2  *   Certificate  of  Designation,   Preferences  and  Rights  of  Class  C
          Cumulative Convertible Preferred Stock

10.3  *   Certificate  of  Designation,   Preferences  and  Rights  of  Class  D
          Cumulative Preferred Stock

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*    Filed herewith


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           NewMarket Technology, Inc.

Date:   February 28, 2005

                         By:  /s/ Philip M. Verges
                            -------------------------------------
                            Philip M. Verges
                            Chief Executive Officer and
                            Chief Financial Officer